UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2008

ENTRUST, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24733

Maryland	621670648
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Hanover Park, 16633 Dallas Parkway, Suite 800, Addison, TX 75001
(Address of principal executive offices, including zip code)

972-713-5800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

Item 2.02.    Results of Operations and Financial Condition
Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Entrust, Inc. ("Company") for the quarter ended September 30, 2008 and forward-looking statements relating to 2008 as presented in a press release of October 23, 2008. The information in this Item 2.02 shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures. For non-GAAP financial measures presented in the earnings release, the most directly comparable financial measure is provided, along with a reconciliation of the differences between the non-GAAP financial measures. Additionally, the Company offers the following with respect to each non-GAAP adjustment item:

-       The reasons why the Company's management believes theses non-GAAP financial measures provides useful information; and

-       If material, any additional purposes for which the Company's management uses the non-GAAP financial measure.

STOCK COMPENSATION EXPENSE

Management uses non-GAAP financial measures excluding Stock Compensation Expense for managerial assessment purposes, including as a means to compare prior periods and evaluate operational results. Internal management reports and reports to the Board of Directors present both the GAAP and non-GAAP measure. The trend of stock option expense is generally known and the plan details are fully disclosed in the Company's notes to its financial statements and the Company's critical accounting policies further discuss.

Management believes stock compensation expense non-GAAP adjustment is significant to investors because stock compensation expenses are non-cash items, their fair value in the financial statements is estimated, and the non-GAAP adjustment allows comparability to prior periods for which they were not expensed under GAAP, prior to the implementation of SFAS 123R.

AMORTIZATION OF PURCHASED INTANGIBLES

Management excludes the amortization of purchased intangibles when assessing and making decision regarding operational and R&D funding decisions. Management believes the non-GAAP adjustment is significant to investors because the amortization of purchased intangibles is a non-cash item, and the amount was determined as a result of a prior acquisition decision and is not indicative of future cash operating costs. Disclosure of this amount also allows investors to measure the amount of current funding in R&D. The trend of amortization is known and is detailed in the notes to the Company's accounting statements.

RESTRUCTURING CHARGES

Management evaluates current operational performance by excluding restructuring charges, and as a means to compare prior periods which also exclude such charges. The Company believes the non-GAAP adjustment is significant to investors because it relates to an abandoned facility that was exited under a restructuring program. The change of estimate of sublease income is not indicative of future cash operations costs and it allows comparability to prior periods. The trend of restructuring expense is not generally known. However, the cash commitments and estimated recoveries are fully disclosed in the Company's notes to its financial statements and the Company's critical accounting policies further discuss the risks associated with the estimates.

IMPAIRMENT OF LONG TERM ASSETS

Management excludes impairment charges in its analysis of ongoing business operations, including both GAAP and non-GAAP measures in reports to the Board of Directors. Management also believes the non-GAAP adjustment is significant to investors because it is a non-cash item that relates to an investment made in prior periods, and not central to the Company's current operations or revenue stream. The impairments are not indicative of future cash operations costs and such disclosure allows comparability to prior periods. There is no trend of impairments as this expense is not generally known. The Company's investments are fully disclosed in the Company's notes to its financial statements and the Company's critical accounting policies further discuss the risks associated with the estimates.

Item 2.06.    Material Impairments

During the third quarter of 2008, the Company recorded an impairment of $1,518 in the book value of capitalized software development costs related to its video based training, originally developed for both general security and Entrust specific solutions, for sale to its customers. The Company became aware that its lead customer for this product was no longer interested in pursuing an agreement to license the content of the video based training technology. This fact, combined with changes in the management of the video based training program and the decision to discontinue investment in the maintenance of the technology to ensure continuity with the Company's software releases, indicated to the Company's management that a degradation in the value of the related capitalized development costs may have occurred. The Company applied an expected present value technique to estimate the fair value of this long-lived asset in determining that the net realizable value had been impaired.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

EXHIBIT NO.      DESCRIPTION

99.1             Press Release dated October 23, 2008, announcing financial results for the fiscal quarter ended September 30, 2008 (furnished herewith).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: October 23, 2008	By:	/s/ David J. Wagner
David J. Wagner
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated October 23, 2008, announcing financial results for the fiscal quarter ended September 30, 2008.